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                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
     Exhibit 10.4 - Form of Retirement Agreement between the Registrant and
                   David E. O'Reilly, Lawrence P. O'Reilly,
              Charles H. O'Reilly, Jr. and Rosalie O'Reilly Wooten

                              Retirement Agreement

     This AGREEMENT made on this date, (Date), between O'Reilly Automotive, Inc. (the "Employer"), and (Employee), (the "Employee"), to take affect when the employee retires from regular employment.

                                    Recitals

     The services of the Employee, his experience and knowledge of the affairs of the Company, and his reputation and contacts both inside the Company as well as outside the Company are extremely valuable to the Employer, and

     The Employer desires the Employee to remain in its service and wishes to receive the benefit of his knowledge, experience, reputation, and contacts for a period of ten years after his retirement, and is willing to offer the Employee an incentive to do so in the form of retirement compensation and death and disability benefits,

         It is therefore agreed:

1.  Obligations of Employer.

         A. Consultation. After the Employee retires from Employer, he shall be employed as a consultant for a period of ten years, at a yearly salary of $100,000, payable in equal monthly installments. No payment shall be made, however, unless the Employee performs all the required terms and conditions of this Agreement.

         B. Additional compensation for the executive or surviving spouse will include:

         (1) Full participation for the executive and spouse in the company health insurance program.

         (2)  Participation  in  the  medical   reimbursement  plan  for  Senior
         Management which pays all medical/dental expenses not covered by the Health Insurance Plan up to $3,500 per year.

         (3) Use and maintenance, including fuel, of a late model car, replaceable every three years.

         (4) Employee will continue to serve on the Board of Directors of Employer unless otherwise voted by the shareholders of Employer.

         (5) Use of Company plane will be available, as Company schedule permits, at the preferred Company rate per hour, such rate to be determined from time to time, by the CEO and COO of the Company.

         (6) Premiums paid by Employer for split-dollar life insurance will continue for the duration of this agreement or until Employee ends any subsequent consulting agreements with Employer.

         C. Death or disability. If the Employee dies or becomes totally disabled during this ten year period, his yearly salary of $100,000 shall continue for the balance of the ten year period as compensation for service up until that time. Such payments shall be made to the Employee if living, or if not, to persons that the Employee has designated in writing before his death, or if no such designation was made to the Employee's surviving spouse, or if none then equally to his heirs-at-law.


2.  Duties of Employee:

         A. Consultation services. During the period of ten years after his retirement, the Employee shall perform all advisory and consultative services that the Employer may reasonably request, in order that the Employer may continue to benefit from the Employee's experience, knowledge, reputation and contacts in the industry. The Employee shall be available to advise and counsel


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                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
     Exhibit 10.4 - Form of Retirement Agreement between the Registrant and
                   David E. O'Reilly, Lawrence P. O'Reilly,
        Charles H. O'Reilly, Jr. and Rosalie O'Reilly Wooten (continued)

the Employer's officers and directors at all reasonable times by telephone, mail, or in person. However, the Employee's failure to render such services or to give such advice and counsel due to illness shall not affect his right to receive compensation during that period.

         B. Competition restriction. During the period of ten years after his retirement, the Employee shall not become associated with, engage in, or render service to any other business in competition with the Employer.

3. Failure to perform. If the Employee shall fail to substantially perform all the terms and conditions of this Agreement, he shall forfeit his rights to all subsequent compensation that the Employer is required to pay to him or others.

4. No assignment. The Employee may not assign his interest in this Agreement without the Employer's written consent.

5. Binding effect. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Employer. The Company also agrees to cause any person, firm, or corporation which acquires the Company or its operating assets to assume the obligations of the Company under this Agreement.

6. Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or Employee at their last known addresses.

7. Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

8. Headings. Headings in the Agreement are for convenience only and shall not be used to interpret or construe its provisions.

9. Governing law. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         In witness whereof the Employee has signed this Agreement, and the President of the Employer has signed, in the name of the Employer, pursuant to a resolution adopted by its Board of Directors.

                            O'Reilly Automotive, Inc.

                            By /s/ David O'Reilly
                            -------------------------
/s/ (Employee)
-------------------------
Employee